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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 14, 1999

                                       TO

                                   INDENTURE,

                          Dated as of January 15, 1996

                        RIFKIN ACQUISITION PARTNERS, LLC
                     RIFKIN ACQUISITION CAPITAL CORPORATION

                                  as Issuers,

                  CABLE EQUITIES OF COLORADO MANAGEMENT CORP.,
                          CABLE EQUITIES COLORADO, LLC

                            as Subsidiary Guarantors

                                      and

                                 HSBC BANK USA

                                   as Trustee
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     This First Supplemental Indenture (the "SUPPLEMENTAL INDENTURE"), dated as of September 14, 1999, by and among Rifkin Acquisition Partners, LLC, a
Delaware limited liability company (the "NEW COMPANY"), and Rifkin Acquisition Capital Corporation, a Colorado corporation ("CAPITAL CORP."), as issuers (the "ISSUERS"), the Subsidiary Guarantors listed below, and HSBC Bank USA, a New York banking corporation and trust company formerly known as Marine Midland Bank, as trustee (the "TRUSTEE"), to that certain Indenture (the "INDENTURE"), dated as of January 15, 1996, by and among Rifkin Acquisition Partners, L.L.L.P., a Colorado limited liability limited partnership (the "COMPANY"), and Capital Corp., as issuers (the "FORMER ISSUERS"), the Subsidiary Guarantors named therein, and the Trustee.


                              W I T N E S S E T H:

   WHEREAS, the Former Issuers, as co-issuers, issued, pursuant to the Indenture, $125,000,000 aggregate principal amount of 11-1/8% Senior Subordinated Notes due 2006 (the "NOTES");

   WHEREAS, the Company has merged with and into the New Company as of September 14, 1999, with the New Company surviving the merger as successor to the Company;

   WHEREAS, Cable Equities, Inc., a Colorado corporation and a former Subsidiary Guarantor ("CEI"), has merged with and into Cable Equities of Colorado Management Corp., a Colorado corporation and a Subsidiary Guarantor ("CECMC") as of September 14, 1999, with CECMC surviving the merger as successor to CEI;

   WHEREAS, Cable Equities of Colorado, Ltd., a Colorado limited partnership and former Subsidiary Guarantor ("CECLP"), has merged with and into Cable Equities Colorado, LLC, a Delaware limited liability company ("CECLLC") as of September 14, 1999, with CECLLC surviving the merger as successor to CECLP;

   WHEREAS, FNI Management Corp., a Tennessee corporation and former Subsidiary Guarantor ("FNI"), of which Company was the sole shareholder, has dissolved as of December 31, 1997, resulting in the transfer of all assets of FNI to Company;

   WHEREAS, Rifkin/Tennessee, Ltd., a Tennessee limited partnership and former Subsidiary Guarantor ("RTL"), of which Company was the sole general partner and FNI was the sole limited partner, has ceased to have independent legal existence as of December 31, 1997, pursuant to the dissolution of FNI and the resulting transfer of FNI's limited partnership interest in RTL to Company, and all assets of RTL were transferred to Company;

   WHEREAS, Section 5.01(a) of the Indenture provides that neither Issuer shall merge with or into another Person unless (1) the Surviving Person assumes all the obligations of such Issuer under the Securities and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(2) at the time of the Disposition and immediately following the Disposition, no Default or Event of Default has occurred and is continuing; and (3) the Surviving Person has a Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the
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Consolidated Net Worth of such Issuer immediately preceding the Disposition and, at the time of the Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.12 of the Indenture.

     WHEREAS, Section 5.01(b) of the Indenture provides that, subject to one exception, no Subsidiary Guarantor shall consolidate with or merge with or into another Person unless (1) the Surviving Person assumes all the obligations of such Issuer under the Securities and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (2) at the time of the Disposition and immediately following the Disposition, no Default or Event of Default has occurred and is continuing; and (3), if the merger involves any Person or entity other than an Issuer and/or one or more Wholly-Owned Subsidiaries of an Issuer, the Surviving Person has a Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and

     WHEREAS, Section 9.01 of the Indenture provides that the Issuers, the Subsidiary Guarantors, and the Trustee may together amend or supplement the Indenture without notice to or consent of any Holder to cure any ambiguity, defect, or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of the Holders in any material respect.

     NOW, THEREFORE, the parties hereto hereby amend the Indenture as follows:

     Section 1. Definitions. Terms defined (whether directly or indirectly by reference) in the Indenture and used without other definition herein shall have the respective meanings assigned to such terms in the Indenture.

     Section 2. Assumption of Duties. New Company hereby expressly assumes all the obligations of the Company under the Securities and the Indenture, and all references to the Company in the Indenture shall henceforth be considered references to New Company. New Company also hereby expressly assumes all of the obligations of FNI and RTL under the Securities and the Indenture, however, insofar as New Company is to become an Issuer pursuant to this Supplemental Indenture, the obligations of FNI and RTL under the Securities and the Indenture are hereby merged with and into New Company's obligations under the Securities and the Indenture as an Issuer. CECMC hereby expressly assumes all the obligations of CEI as Subsidiary Guarantor under the Securities and the Indenture, and all references to CEI in the Indenture shall henceforth be considered references to CECMC. CECLLC hereby expressly assumes all the obligations of CECLP as Subsidiary Guarantor under the Securities and the Indenture, and all references to CECLP in the Indenture shall henceforth be considered references to CECLLC.

     Section 3. Amendment to Section 4.15 of the Indenture. Section 4.15 of the Indenture is hereby amended by (a) inserting, immediately following the words "specified in the notice" in clause (b)(5) thereof, the additional text: "or, in the case of any Holder electing to have a Security purchased pursuant to a Change of Control Offer whose interest in such Security is evidenced by a Global Security and related book-entry records, such Holder will be required to comply with the procedures for book-entry transfer set forth in the

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Change of Control Offer, in either case," and (b) inserting, immediately before the words "certificate number" in clause (b)(6) thereof, a comma and the additional words "for each Holder of Certificated Securities".

         Section 4. Acceptance of Trustee. Trustee hereby expressly acknowledges and agrees that this Supplemental Indenture is in a form reasonably satisfactory to the Trustee so as to satisfy Section 5.01(2) of the Indenture.

         Section 5. Ratification, Etc. Each term and provision of the Indenture is hereby ratified and confirmed and shall continue in full force and effect. From and after the date of this Supplemental Indenture, all references to the Indenture shall be deemed to be references to the Indenture as amended by this Supplemental Indenture.

         Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 7. No Representations by Trustee. The recitals contained herein shall be construed as statements of the New Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture or the proper authorization or the due execution hereof by the New Company, Capital Corp., or the Subsidiary Guarantors.

         Section 8. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, which shall together constitute but one and the same instrument. To make proof of this Supplemental Indenture, it shall only be necessary to produce one such counterpart.

         Section 9. Successors and Assigns. This Supplemental Indenture shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         Section 10. Severability Clause. In case any provision (or portion thereof) in this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions (or portions thereof) shall not in any way be affected or impaired thereby.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.



                                   HSBC BANK USA, as Trustee

                                        By: /s/ Frank J. Godino
                                           -------------------------------------
                                        Name: Frank J. Godino
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                   "ISSUERS"

                                   RIFKIN ACQUISITION PARTNERS, LLC

                                        By: /s/ Marcy Lifton
                                           -------------------------------------
                                        Name: Marcy Lifton
                                             -----------------------------------
                                        Title: Vice-President
                                              ----------------------------------

                                   RIFKIN ACQUISITION CAPITAL CORPORATION

                                        By: /s/ Marcy Lifton
                                           -------------------------------------
                                        Name: Marcy Lifton
                                             -----------------------------------
                                        Title: Vice-President
                                              ----------------------------------

                                   "SUBSIDIARY GUARANTORS"

                                   CABLE EQUITIES OF COLORADO
                                   MANAGEMENT CORP.

                                        By: /s/ Marcy Lifton
                                           -------------------------------------
                                        Name: Marcy Lifton
                                             -----------------------------------
                                        Title: Vice-President
                                              ----------------------------------

                                   CABLE EQUITIES COLORADO, LLC,

                                        By: /s/ Marcy Lifton
                                           -------------------------------------
                                        Name: Marcy Lifton
                                             -----------------------------------
                                        Title: Vice-President
                                              ----------------------------------





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